Exhibit T3A.18

File Copy

CERTIFICATE OF INCORPORATION
OF A
PRIVATE LIMITED COMPANY

Company No. 8169596

The Registrar of Companies for England and Wales, hereby certifies that

CCM PHARMA UK LIMITED

is this day incorporated under the Companies Act 2006 as a private company, that the company is limited by shares, and the situation of its registered office is in England and Wales

Given at Companies House, Cardiff, on 6th August 2012

N08169596V

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

Companies House

for the record

The above information was communicated by electronic means and authenticated by the Registrar of Companies under Section 1115 of the Companies Act 2006

IN01(ef)

Companies House
for the record

Application to register a company

Received for filing in Electronic Format on the: **06/08/2012**

X1EQWBQ2

Company Name in full:	CCM PHARMA UK LIMITED
Company Type:	**Private limited by shares**
Situation of Registered Office:	**England and Wales**
Proposed Register Office Address:	WARWICK COURT PATERNOSTER SQUARE LONDON UNITED KINGDOM EC4M 7AG

I wish to adopt entirely bespoke articles

Proposed Officers

Company Secretary 1

Type:	**Person**
Full forename(s):	MR KEVIN
Surname:	WHALE
Former names:	
Service Address:	WARWICK COURT PATERNOSTER SQUARE LONDON UNITED KINGDOM EC4M 7AG

Consented to Act: **Y** *Date authorised:* **06/08/2012** *Authenticated:* **YES**

Company Director 1

Type: **Person**

Full forename(s): **MR STUART ANDERSON**

Surname: **MCALPINE**

Former names:

Service Address: **WARWICK COURT PATERNOSTER SQUARE**
LONDON
UNITED KINGDOM
EC4M 7AG

Country/State Usually Resident: **UNITED KINGDOM**

Date of Birth: **08/10/1966** *Nationality:* **BRITISH**

Occupation: **PARTNER**

Consented to Act: **Y** *Date authorised:* **06/08/2012** *Authenticated:* **YES**

Company Director *2*

Type: **Person**

Full forename(s): **MR SUPRAJ RAM**

Surname: **RAJAGOPALAN**

Former names:

Service Address: **WARWICK COURT PATERNOSTER SQUARE**
LONDON
UNITED KINGDOM
EC4M 7AG

Country/State Usually Resident: **UNITED KINGDOM**

Date of Birth: **16/05/1978** *Nationality:* **BRITISH**

Occupation: **PARTNER**

Consented to Act: **Y** *Date authorised:* **06/08/2012** *Authenticated:* **YES**

Company Director *3*

Type: **Person**

Full forename(s): MR ALEXANDER FRANCIS STEWART

Surname: LESLIE

Former names:

Service Address: WARWICK COURT PATERNOSTER SQUARE
LONDON
UNITED KINGDOM
EC4M 7AG

Country/State Usually Resident: UNITED KINGDOM

Date of Birth: 13/12/1979 *Nationality:* BRITISH

Occupation: PRINCIPAL

Consented to Act: **Y** *Date authorised:* 06/08/2012 *Authenticated:* YES

Statement of Capital (Share Capital)

Class of shares	ORDINARY	*Number allotted*	1
		Aggregate nominal value	1
Currency	GBP	*Amount paid per share*	1
		Amount unpaid per share	0

Prescribed particulars

THE SHARES HAVE ATTACHED TO THEM FULL VOTING, DIVIDEND AND CAPITAL DISTRIBUTION (INCLUDING ON WINDING UP) RIGHTS; THEY DO NOT CONFER ANY RIGHTS OF REDEMPTION.

Statement of Capital (Totals)

Currency	GBP	*Total number of shares*	1
		Total aggregate nominal value	1

Initial Shareholdings

Name:	CCM PHARMA LIMITED		
Address:	11-15 SEATON PLACE ST HELIER JERSEY JE4 0QH	*Class of share:*	ORDINARY
		Number of shares:	1
		Currency:	GBP
		Nominal value of each share:	1
		Amount unpaid:	0
		Amount paid:	1

Statement of Compliance

I confirm the requirements of the Companies Act 2006 as to registration have been complied with.

Name:	**CCM PHARMA LIMITED**
Authenticated:	**YES**

Authorisation

Authoriser Designation: **subscriber** *Authenticated:* **Yes**